Xi'an Baorun Industrial Development Co., Ltd.

Labor Contract

Party A:   Xi'an Baorun Industrial Development Co., Ltd.

Party B:    LI Gaihong

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Table of Contents

1.	Definitions	3
2.	Term, Probation Period and Effective Date of the Labor Contract	3
3.	Scope and Location of Work	4
4.	Labor Protection, Condition and Occupational Hazard Protection	5
5.	Time of Work, Time-off and Vacation	6
6.	Compensation	7
7.	Benefits	8
8.	Confidentiality and Restriction of Competition	9
9.	Performance, Revision and Renewal of the Labor Contract	12
10.	Dissolution and Termination of This Labor Contract	13
11.	Labor Dispute Resolution	17
12.	Governing Law	17
13.	Other Provisions	17

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This Labor Contract ("Labor Contract") is entered into on September 30, 2012 in Xi'an, People's Republic of China ("PRC") between the following two parties:

Party A:   Xi'an Baorun Industrial Development Co., Ltd.

Type:        Limited liability company

Legal Representative: GAO Xincheng

Address:  Western International Plaza, 10th Floor, 2 Gaoxin Road, Xi'an

Party B   LI Gaihong

Gender:        Female

Date of Birth: June 7, 1977

ID Card No.: (610528197706072022)

Address:       3-43 of 27th Building, No. 16 Block, Wanshou Road, Xincheng District, Xi’an, Shaanxi, China

Pursuant to “People’s Republic of China Labor Law” and “People’s Republic of China Contract Law” (together “Labor and Contract Law”), and to other relevant laws, statutes, policies and regulations as well local labor statutes in Xi’an (together, the “PRC Law”), Party A and Party B, on the basis of voluntariness and consensus, have entered into the agreement as follows.

1.	Definitions

Unless otherwise stipulated, the following terms as used herein shall have the definition below:

"Management Officer" means management officer, appointed by the general manager, responsible for supervising Party B's work performance.

"Senior Management Officer" means general manager, vice general manager and other division managers appointed by Party A.

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2.	Term, Probation Period and Effective Date of the Labor Contract

2.1	Contract Type and Term

(a)	This Labor Contract is fixed-term Labor Contract: the term is one year, starting on September 30, 2012 and ending on September 29, 2013.

(b)	This Labor Contract expires on the ending date stated above, unless it is renewed or dissolved in accordance with the provisions of Section 9 or Section 10 herein.

2.2	Effective Date

This Labor Contract becomes effective on the day it is executed by Party A and by Party B with their respective signatures and/or seals. If the effective date is different from the actual date of Party A's engagement of Party B for service, the labor relationship is deemed established on the date of Party A's engagement of Party B.

3.	Scope and Location of Work

3.1	Scope of Work

(a)	Party A engages Party B as Chief Financial Officer, whose major responsibilities include:

1)	Being overall responsible for the company's monthly, quarterly and annual reports, for conforming such reports prepared in compliance with Chinese accounting principles to public financial reports in compliance with US accounting principles;

2)	Assisting the external auditor to ensure the timely issuance of quarterly and annual reports by the auditor that comply with US accounting principles;

3)	Assisting intermediaries (including legal and auditing firms) in the timely filing of quarterly and annual reports with SEC;

4)	Being overall responsible for the company's internal audits to ensure that the company is in compliance with SOX 404 requirements;

5)	Being overall responsible for the company's promotional work in the capital markets to ensure the implementation of financing plans;

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6)	Being overall responsible for communications with investors, analysts and other relevant parties in the capital markets;

7)	Being overall responsible for the formation and training of a capital market team and experts;

8)	Being overall responsible for maintaining relationships with other partners in the capital markets and daily communications;

9)	Being overall responsible for other matters as directed by the management.

(b)	Party B must follow Party A's reasonable instructions to perform her duties and ensure the completion of work on time at the quality levels specified by Party A.

3.2	Location of Work

Party B's location of work is Xi'an. However, Party B understands the need of business and the necessity for occasional travel to other areas for business, and Party B agrees and is willing to follow Party A's arrangement.

3.3	Adjustment of Location of Work

(a)	Upon completion of the probation period, Party A may adjust Party B's position and nature of work, based on actual situation, if Party B fails to perform up to the standard or is incompetent, with one month allowed for Party B to make improvements; Party B must improve her performance within this one month period.

(b)	If Party B still proves incompetent after the expiration of the one-month period mentioned above, Party B shall have the right to dissolve this Labor Contract in accordance with Section 10.3(a)(ii) herein.

(c)	Party B must perform appropriate transition work (including the handover of office equipment and documents), if Party B's position of work has any changes, to ensure the continuity of work.

4.	Labor Protection, Condition and Occupational Hazard Protection

4.1	Party A's Obligations

Party A shall have the following obligations:

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(a)	Provide to Party B working environment and conditions that are in compliance with the State's relevant regulations and necessary labor protection equipment based on the nature of Party B's work;

(b)	Adopt proactive protective measures in accordance with the State regulations to protect Party B's occupational safety and health;

(c)	Provide training to Party B on professional ethics, business skills, labor safety and hygiene, occupational hazard prevention and relevant policies and procedures (Party B must agree to accept such training); and

(d)	Implement operation procedure and establish sound working environment policies and implementation standards.

4.2	Party B's Rights

Party B shall have the following rights:

(a)	Work in conditions that are in compliance with the State mandatory safety and hygiene standards;

(b)	Refuse to engage in any work or tasks assigned by Party A which are in violation of the PRC Law or such work or tasks that harm Party B's health and safety;

(c)	Make improvement suggestions regarding the working environment, working condition and occupational hazard prevention; and

(d)	Refuse to accept Party A's direction for coerced hazardous work.

5.	Time of Work, Time-off and Vacation

5.1	Time of Work

(a)	Party B must follow the following work schedule:

Standard work schedule: 8 hours (excluding commuting time, break time and meal time) a day for a total of 40 hours per week, with the actual work hours to be determined in accordance with Party A's policies.

(b)	Party A may adjust Party B's work hours based on business need, provided that such adjustment will not violate the PRC Law;

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5.2	Time-off and Vacation

(a)	Party B is entitled to statutory holidays specified by the PRC Law.

(b)	In addition to entitled holidays, Party A will allow Party B 20 days per year as benefit vacation days (i.e., paid vacation days).

5.3	Other Holidays

Party B is entitled to wedding holidays, bereavement days, personal days, family visit days and sick days provided in Party A's Employee Handbook.

6.	Compensation

6.1	Salary

Party B's pre-tax salary is RMB 65,000 per month.

6.2	Payment Method and Time

(a)	Party A adopts monthly salary system, with the 10th of each month as payment date. Party A must pay Party B's salary in the statutory currency in China.

(b)	Party B must open an account with one of the two banks designated by Party A, and Party A must deposit Party B's salary into the said account after withholding personal income taxes on Party B's behalf.

(c)	Upon dissolution or termination of this Labor Contract, Party A must pay Party B's salary on the day of Party B's leaving her post in the amount based on the actual number of days worked.

6.3	Vacation Pay

During the period of Party B's statutory holidays, family visit days, paid vacation days (if applicable), wedding days, bereavement days and sick days, Party A must pay Party B's salary in accordance with the PRC Law, except that Party A is not obligated to pay salary when the traveling days (applicable in cases of wedding days, bereavement days and family visit days) fall into a weekend.

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6.4	Statutory Salary Withholding

Party B understands that Party A has the right to make withholdings from Party B's salary, without breaching the contract, in the following statutory situations:

(a)	Party A withholds Party B personal income tax and pays such tax on her behalf;

(b)	Party A withholds child support payment and alimony pursuant to a court order;

(c)	Party A withholds other fees from Party B's salary pursuant to legal and statutory regulations;

(d)	Party A pays a reduced salary due to Party B's personal days or absence from work; or

(e)	Party A pays a reduced salary due to Party B's inability to provide normal work because of her sick leave.

6.5	Salary Adjustment

Party A shall have the right to decide whether to increase Party B's base salary for the next year based on Party B's performance.

6.6	Annual Bonus

Upon completion of one year's service and if the labor relationship still exists on the last day of the said year, Party A will pay to Party B an annual bonus not less than 3-month's salary (after tax), and Party B may receive such bonus at the same time of receiving the 12th month’s salary for the current year..

7.	Benefits

7.1	Benefits

(a)	The medical expenses incurred by Party B from work-related sickness or injury treatment will be reimbursed by Party A for the actual amount incurred as evidenced by invoices; her medical expenses incurred from sick leave will be handled in accordance with the PRC Law and Party A's relevant policies. Party B's salary and medical insurance during the period of occupational disease or work-related injury leave will be also handled in accordance with the relevant PRC Law.

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7.2	Other Benefits

(a)	During the effective period of this Labor Contract, Party A will provide to Party B a vehicle as means of transportation and assume the fees and expenses related to the vehicle.
(b)	During the effective period of this Labor Contract, Party A will assume all the traveling and lodging expenses incurred from Party B's participation in road shows and business meetings (including but not limited to financing road show, non-financing road show, investors meetings and other meetings approved by the company) and other expenses related to her work.

8.	Confidentiality and Restriction of Competition

8.1	Confidentiality Obligation

(a)	During the effective period of this Labor Contract and upon its dissolution or termination, Party B must abide by the confidentiality policy prepared by Party A:

(i)	Prior to obtaining Party A's written consent, Party B shall not:
•	Use any commercial secrets (see definition in Section 8.2 below) in any situation not related to work;
•	Reveal to any third party (including Party A's other employees who, pursuant to Party A's confidentiality policy, should not have access to such secrets) in any form such commercial secrets;
•	Use, or allow the use of by a third party, such secrets obtained through inappropriate means;
•	Use storage devices other than those owned by Party A to save such secrets with the end to use, or allow the use by a third party of, such secrets.

(ii)	Party B has the obligation to make all efforts to prevent the access by a third party to such secrets.

(b)	For the purpose of this Labor Contract, the "inappropriate means" mentioned above includes theft, fraud, coercion, bribery, unauthorized reproduction, violation of confidentiality obligation, luring others to violate confidentiality obligation in order to obtain such secrets.

(c)	If Party B causes any loss to Party A as a result of her violation of the provisions in 8.1(a) above, Party A shall have the right to dissolve this Labor Contract immediately, and Party B shall compensate Party A for any loss according to the law.

(d)	Party B must abide by Party A's confidentiality policy prepared, and updated from time to time, by Party A.

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8.2	Definition

(a)	For the purpose of this Labor Contract, "commercial secrets" means any technological and operational information possessed by Party A which is not known to the public, can bring economic benefits to Party A and has practical application and for which Party A has taken reasonable protection measures, including but not limited to any of the following:

(i)	Party A's company documents and files, including but not limited to all contracts/agreements, letters of intent (whether in written format or not), personnel files, administrative documents, R&A records, technical reports, testing results, experiment data, examination result, technical documentation, relevant communications and other information regarding Party A's investors, customers and suppliers;

(ii)	Any information related to Party A's business activities and development, such as cost, development plan (including this contract and future plans), market research information, promotion plans and strategies (including pricing strategies), marketing plans and strategies, materials purchased, supplier channels, sales agents, distribution channels, sales models, pricing forms, customer lists and other relevant material;

(iii)	Any information regarding Party A's financial situation, such as assets, liabilities, accounts receivables, operation situation and investment situation;

(iv)	Any information regarding Party A's management method;

(v)	Any calculation method, procedures or technology developed by Party A and the related material about such method, procedures or technology;

(vi)	Any information regarding the improvement of computer hardware and software, including but not limited to any method for the improvement of computer hardware and software and the related diagrams and flowcharts, testing results, operation manuals, reports and record material and software codes;

(vii)	Any information regarding proprietary technology, including but not limited to intellectual property that has not been disclosed, registered or patented (see definition below), technical method for protecting such IP, technical procedures, analysis data, formula, process procedures, quality control and management method and other related material;

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(viii)	Any technological plan, engineering design, electrical designs, production method, formula, technical specifications, diagrams, samples and modes and operation manuals possessed by Party A;

(ix)	Any information regarding on Party A's human resources and the compensation for Party A's employees.

(b)	For the purpose of this Labor Contract, the "technological and operational information…which is not known to the public, which can bring economic benefits to Party A and has practical application" mentioned in Section 8.2(a) above includes technological information and operation information which has actual or potential commercial value and can give Party A a competitive advantage.

(c)	Party B understands and agrees that information possessed by Party A's parent, group company and affiliates or subsidiaries, which Party B may access from time to time because of business need or the requirement of Party B's position, is also secret commercial information.

Party B further understands and agrees that, to the extent that Party A has informed Party B in writing of the scope of such information and of the measures adopted for its protection, all information that is classified as secret information in the possession of Party A’s parent, group companies, affiliates and subsidiaries, which Party B may have accessed, shall constitute "commercial secrets" defined herein and shall be included in the scope of Party B's confidentiality obligation.

8.3	Obligation to Seek Guidance

(a)	If Party B has any doubt as to the nature and extent of confidentiality of any information, Party B has the obligation to seek written confirmation from Party A's senior management officers; if Party B receives any information the confidentiality of which is not clear, Party B must treat such as "commercial secrets" unless Party B receives confirmation in writing from such senior management officers that such information is not secret or proprietary.

(b)	If Party B's unauthorized disclosure of commercial secrets causes losses to Party A, Party B shall bear the responsibility to compensate Party A for all such losses and to bear liabilities in accordance with the PRC Law.

8.4	Return of Party A's Properties

(a) If this Labor Contract is terminated or dissolved for any reason, Party B must immediately return to Party A all documents (including copies thereof) or items obtained from Party A during her term of employment to Party A in sound conditions, such as files, records, commercial secrets, equipment and other properties. Without written consent from Party A, Party B shall not take any of the above properties from Party A's office locations. If Party A’s commercial secrets are stored in storage devices that belong to Party B, Party B must destroy or permanently delete such commercial secrets from the said storage devices under Party A's supervision.

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(b)	If Party B's failure to return any of the above mentioned properties causes any loss to Party A, Party B must bear responsibility to compensate Party A for such loss. Under such circumstances, Party A may withhold the corresponding amount from any amount payable to Party B and has the right to take appropriate measure to protect its legitimate interests.

8.5	Restriction of Competition

If Party A requires Party B to assume non-compete obligation, Party A and Party B will enter into a separate "Non-Compete Agreement," which is to be attached hereto as Appendix 1. Such agreement shall have the same legal effect as this Labor Contract; should there be any conflict between the two documents, the Non-Compete Agreement shall prevail with respect to the performance of the non-compete obligation.

8.6	Prohibition of Solicitation

Party B agrees that, during the term of her engagement by Party A and within 2 years after leaving such engagement, Party B shall not solicit or induce or influence any of Party A's employees for other employment and shall not solicit any business from any of Party A's customers or suppliers.

9.	Performance, Revision and Renewal of the Labor Contract

9.1	Performance of This Labor Contract

Party A and Party B must perform their respective obligations in full pursuant to the provisions herein.

9.2	Revision of This Labor Contract

(a)	Upon any of the following, this Labor Contract may be revised:

(i)	Mutual agreement between Party A and Party B; or

(ii)	Any changes in the relevant law, statutes and regulation on which this Labor Contract is based; under such circumstances corresponding adjustments to the relevant contents herein will be made.

(b)	If any party hereto needs to revise any provision herein for any reason, it must notify the other party and the other party must respond within 15 days upon receiving such notification; failure to respond within the specified time shall be considered disapproval of the revision; the parties hereto must continue to perform this Labor Contract, except where there are laws and statutes stipulating otherwise.

(c)	Any revision of this Labor Contract will not be effective unless there is a written agreement signed by both parties. Party A and Party B will each keep a copy of such revised Labor Contract.

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9.3	Renewal of This Labor Contract

(a)	If any party hereto desires to renew this Labor Contract, it must issue notification for renewal to the other party in writing at least 30 days in advance. This Labor Contract may be renewed upon mutual agreement between the two parties.

(b)	The renewal of any non-fixed term contract will be handled in accordance with the relevant provisions of the PRC Law.

10.	Dissolution and Termination of This Labor Contract

10.1	Dissolution through Consultation

This Labor Contract may be dissolved upon mutual consent through consultation.

10.2	Immediate Dissolution

(a)	Upon any of the following on the part of Party B, Party A shall have the right to dissolve this Labor Contract immediately:

(i)	Party B fails to meet the employment requirements during the probation period;

(ii)	Party B grossly violates Party A's policies and regulations;

(iii)	Party B commits serious negligence or fraud, causing material harm to Party A's interests;

(iv)	Party B has established other employment relationship with other employers, thus affecting the completing of work and tasks assigned by Party A, and refuses to correct such situation upon Party A's demand;

(v)	Party B has used means of fraud or coercion to cause Party A to execute or revise this Labor Contract contrary to Party A's intent, thus causing this Labor Contract to become invalid; or

(vi)	Party B is pursued for criminal liabilities in accordance with the law;

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(b)	Upon any of the following on the part of Party A, Party B shall have the right to dissolve this Labor Contract immediately:

(i)	Party A fails to provide labor protection and working condition in accordance with the provisions herein;

(ii)	Party A fails to pay compensation on time or in full;

(iii)	Party A's policies and regulations harm Party B's rights and interests in violation of the law;

(iv)	Party A has used means of fraud or coercion to cause Party B to execute or revise this Labor Contract contrary to Party B's intent, thus causing this Labor Contract to become invalid;

(v)	Party A absolves its own legal responsibilities and excludes Party B's rights and interests, thus causing this Labor Contract to become invalid;

(vi)	Party A violates laws and statutes, thus causing this Labor Contract to become invalid; or

(vii)	Other situations upon which the Labor Contract may be dissolved in accordance with the provisions of relevant law and statutes.

(c)	If Party A uses force, threat or other means of restricting personal freedom to coerce Party B to perform work, or Party A issues directions or orders in violation of regulations to force Party B to engage in dangerous operation, Party B may dissolve this Labor Contract immediately without the need to notify Party A in advance.

10.3	Advance Notice for Dissolution

(a)	Upon any of the following, Party A may dissolve this Labor Contract after issuing a 30-day advance notice (or paying Party B's six-month's salary):

(i)	Party B becomes sick or injured because of work, and after medical treatment, is still unable to perform her original responsibilities nor perform other work arranged by Party A;

(ii)	Party B is incompetent and, after receiving training or adjustment to her position, is still unable to perform her work;

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(iii)	Any changes in the relevant law, statutes and regulation on which this Labor Contract is based, causing this Labor Contract to be unable to be performed and the two parties fail to reach agreement regarding the revision of this Labor Contract.

(b)	If Party A needs to lay off more than 20 employees or, if less than 20, such number accounts for 10% of the total number of Party A's employees, Party A must explain the situation to the labor union or all employees 30 days in advance and seek their views; the employee reduction plan must be filed with labor administration authorities before any employee can be laid off.

10.4	Provision Regarding Dissolution of This Labor Contract by Party A

Upon any of the following on the part of Party B, Party A shall not dissolve this Labor Contract in accordance with the provision in Section 10.3 (except when both parties reach agreement through consultation):

(a)	Party B is sick or injured but is in the statutory treatment period;

(b)	Party B contracts occupational disease or is injured because of work and has been determined to have lost all or part of her ability to work;

(c)	Party B has worked continuously for 15 years with Party A and is less than 5 years from the statutory retirement age;

(d)	Other situations under which the Labor Contract cannot be dissolved according to the provisions of law and administrative statutes.

If the occurrence of the above situations coincides with the expiration of this Labor Contract, this Labor Contract must be extended until such time when the above situations no longer exist. However, the termination of this Labor Contract due to the situation specified in Section 10.4(b) must be handled in accordance with the State regulations regarding work injury insurance.

10.5	Provision Regarding Dissolution of This Labor Contract by Party B

(a)	If Party B desires to dissolve this Labor Contract, Party B must notify Party A in writing at least 30 days in advance; if Party B desires to dissolve this Labor Contract during the probation period, Party B must notify Party A in writing at least 3 days in advance; Party A must accept Party B’s resignation but will not have any need to pay any economic compensation to Party B.

(b)	If Party B fails to give 30-day advance notification in writing to Party A for dissolution of this Labor Contract and such failure causes Party A to suffer any economic losses, Party B must bear the responsibility for compensation in accordance with PRC Law and the provisions herein.

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10.6	Termination of This Labor Contract

Upon the occurrence of any of the following, this Labor Contract is terminated:

(a)	The Labor Contract expires (except when it is renewed or is extended pursuant to the PRC Law);

(b)	Party B begins to receive statutory basic pension and insurance benefits;

(c)	Party B is deceased or is declared missing or dead by the people’s court;

(d)	Party A’s business license is revoked, or Party A is ordered to cease operation, declares bankruptcy, is dissolved; or

(e)	Other situations provided by relevant provisions of the PRC Law under which this Labor Contract should be terminated.

10.7	Handling of Dissolution or Termination

(a)	When this Labor Contract is dissolved or terminated, unless there are stipulations otherwise between the two parties, Party B must immediately:

(i)	Suspend all activities conducted in the name of Party A or complete uncompleted tasks at Party A’s request;

(ii)	Hand over all work completely and thoroughly which she has been performing in the name of Party A during her employment;

(iii)	Return all properties such as documents and files, commercial secrets, equipment and other items (including duplicates thereof), in sound conditions, obtained from Party A or under her control while employed by Party A to Party A. Unless approved by Party A in writing, Party B shall not remove any such property from Party A’s office location.

(b)	If Party B fails to return any property mentioned above, Party A shall have the right to make corresponding deductions from the amount payable to Party B and shall have the right to take other measures to protect its interests.

(c)	Party A must issue document evidencing the dissolution or termination of this Labor Contract and process the transfer of Party B’s files within 15 days.

10.8	Economic Compensation

If, during the term of this Labor Contract, Party A requests the termination of this Labor Contract (except in the situation specified in Section 10.2(a) herein), Party A must pay to Party B economic compensation in the amount equal to Party B’s 6-month’s pretax salary.

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11.	Labor Dispute Resolution

11.1	Voluntary Consultation

Any dispute arising from the performance of this Labor Contract must be first resolved through consultation between the two parties.

11.2	Mediation and Arbitration

(a)	If voluntary consultation fails, either party may submit the dispute to Party A’s mediation committee (if applicable).

(b)	If mediation fails or either party is unwilling to go to mediation, the both parties have the right to submit the dispute to the competent labor dispute arbitration commission for arbitration within one year of the occurrence of such dispute; either of the two parties may also submit the dispute to the competent labor dispute arbitration commission for arbitration directly without first resorting to mediation.

11.3	Litigation

If either of the two parties does not accept the result of the arbitration, it may submit the dispute to legal proceedings at the people’s court of competent jurisdiction.

12.	Governing Law

This Labor Contract is governed by the law of PRC and must be interpreted and performed accordingly.

13.	Other Provisions

13.1	The validity of any provision herein shall not affect the validity of other provisions.

13.2	Waiver of Non-Compliance

Party A specifically acknowledges that Party A shall be responsible for all legal consequences resulting from any action that violates the current law and statutes that has been already taken or in existence prior to the execution of this Labor Contract. Party B shall not be held responsible for any legal consequences resulting from her failure to uncover or prevent such any action.

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13.3	Reservation of Rights

The waiver of certain rights provided herein by either party shall not constitute, and shall not be construed as, a waiver of that right in the future or of other rights provided herein.

13.4	Supplemental Provisions

Other matters specified between the two parties, the renewal of this Labor Contract (if applicable) and/or the revision hereof must be in writing in an attachment hereto and confirmed by signatures from both parties on the first page of the attachment before it can become effective.

13.5	If any matter provided or provision herein is inconsistent with the provisions of the PRC Law recently promulgated and currently in implementation, it must be handled in accordance with provisions of the PRC Law recently promulgated and currently in implementation.

In witness whereof, the two parties execute this Labor Contract on the date first indicated on the first page hereof.

Party A:   Xi'an Baorun Industrial Development Co., Ltd.

Legal Representative: /s/ GAO Xincheng

Party B:    /s/ LI Gaihong

September 22, 2012 in Xi’an

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